Invesco Mortgage Capital Inc. Credit Suisse Mortgage REIT and Specialty Finance Conference November 19, 2014 Richard King President & Chief Executive Officer John Anzalone Chief Investment Officer

Forward-looking statements This presentation, and comments made in the associated conference call today, may include “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, the positioning of our portfolio to meet current or future economic conditions, our core earnings, our views on the change in our book value and our views on comprehensive income, economic return, our ability to continue performance trends, the stability of portfolio yields, our views on interest rates, credit spreads, prepayment trends, financing sources , cost of funds, our views on leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov. All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate. All charts and tables sourced from Invesco Mortgage Capital as of 9/30/14 unless otherwise stated. This presentation is for informational purposes only and is not an offer to buy or sell any financial instrument. 2

Overview

Results

- Our portfolio has generated attractive economic return on book value (3)
  - 14.97% Q3 YTD
  - 20.0% over the last year
  - 59.1% over 3 years
- IVR is well positioned and differentiated
  - Book value has shown low correlation with interest rates through active asset allocation
  - Reduced reliance on short term repo financing
  - Credit quality of assets is robust
  - Positioned to benefit from expected spread tightening

Financial Metrics

- Q3 YTD Dividend $1.50
- Q3 YTD Core Earnings (1) $1.41
  2014 Quarterly Average $0.47
- Book Value $19.16
  2014 YTD Change $1.19
- Comprehensive Income (2) Q3: ($0.11)
  Q3 YTD: $2.68
- Economic Return (3) Q3: (0.71%)
  Q3 YTD: 14.97%

Selected Balance Sheet Data

% of Total Porfolio	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
30 Year MBS	56.1%	49.3%	44.2%	34.8%	32.8%	30.2%	23.8%
Agency Hybrids/ARMs	2.6%	2.4%	5.8%	10.5%	12.4%	15.4%	15.5%
Initiatives(4)	1.9%	7.3%	7.6%	9.7%	12.8%	14.1%	18.7%

(1) Core EPS is a non-GAAP financial measure. See slide 11 for non-GAAP reconciliation
(2) Comprehensive income attributable to common shareholders
(3) Economic return is defined as the change in book value per diluted share, as of the applicable period end, plus dividends declared per share in the period, divided by the book value per diluted share at the beginning of the period.
(4) Includes residential loans, CRE loans, mezzanine certificates and GSE CRT

3 Past Performance is not a guarantee of future results

IVR Invesco Mortgage Capital Inc.

Asset allocation goal - high quality predictable cash flows 4  Dramatically reduced the interest rate and spread sensitivity in our portfolio – Decreased 30 Year MBS – Positioned up in coupon in 30’s and 15’s to position for higher interest rates – Increased allocation to Hybrid ARMS – Substantially all Agency MBS and CMBS assets are hedged with swaps – Moderate net positive duration is long on yield curve to benefit from expected flattening  CMBS portfolio holds three components – Seasoned 2005 AJ and 2006 AM with very short average lives – 2010-2013 origination A and BBB rated tranches benefit from asset appreciation – AAA and AA rated CMBS primarily financed at home loan bank  Non-Agency portfolio holds three components – Legacy prime and Alt-A bonds purchased at significant discounts to expected loss – Super enhanced re-remics and re-performing RMBS with short average lives – Credit risk transfer bonds backed by new conforming loans with very low expected loss  Newly underwritten mortgage loans – Mezzanine and 1st lien commercial real estate loans held unencumbered – Prime jumbo residential loans benefitting from securitization financing and home price appreciation Benefits for IVR shareholders  Reduced sensitivity to interest rates  Reduced exposure to default risk and sub-prime servicing issues  Increased insulation from weaker growth and currency fluctuations abroad  Positioned to grow book value as US real estate credit spreads continue to improve Past Performance is not a guarantee of future results

Financing 5 Steady progress on increasing financial flexibility  Diversification Diversification of Funding Sources Reduction of Short-Term Repurchase Agreement Financing IVR Financing Mix 2009 2010 2011 2012 2013 2014 Repurchase Agreements X X X X X X Series A Preferred Stock X X X Asset Backed Securities X X Exchangeable Senior Notes X X FHLB Advances X Series B Preferred Stock X Repurchase Agreements ($ in millions) Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Agency MBS $13,546 $12,901 $10,959 $10,281 $9,746 $10,032 $8,694 CMBS $1,807 $2,023 $1,943 $2,082 $2,039 $1,632 $1,584 Residential (RMBS and GSE CRT) $2,521 $2,955 $2,995 $3,088 $3,067 $3,059 $3,294 Total $17,874 $17,879 $15,897 $15,451 $14,852 $14,723 $13,572

Performance and Value 6  IVR portfolio has consistently provided high economic returns in 2014 and over the past 3 years  Performance was driven by a competitive dividend and growth in book value  Book value growth was generated through strong asset selection and prudent interest rate hedging 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% YTD 1 Year 3 Years IVR Economic Return on Book Value (*) Value in IVR • 12.3% Current Dividend Yield(1) • Portfolio performance has been favorable as shown on left • Diversified portfolio, equity allocation: • ~1/3rd Agency MBS • ~1/3rd Residential credit • ~1/3rd Commercial credit • Diversified liability / funding mix • ~74% Repurchase agreements • ~15% Securitization • ~ 7% Secured loans • ~ 2% Exchangeable notes • ~ 2% Other • We believe asset quality is high with very low expected losses, and as evidenced by no OTTI • Shares trading at ~85%(2) of book relative to industry at ~92% (3) (1) Annualized dividend of $2.00 divided by IVR closing share price on 11/13/14 of $16.26 (2) Calculated using IVR closing share price on 11/13/14 of $16.26 divided by our Q3 2014 book value of $19.16 (3) Source: Bloomberg, using closing share price on 11/13/14 and last reported book value. Past Performance is not a guarantee of future results *Economic return is defined as the change in book value per diluted share, as of applicable period-end, plus dividends declared per share in the period, divided by the book value per diluted share at the beginning of the period.

Portfolio Update 7 In the third quarter, we continued to migrate the portfolio away from interest rate risk and toward credit exposure  Reduced interest rate exposure – Lower coupon Agency 30 Year MBS are now a small part of our portfolio – The rest of our assets are either much shorter duration or have predictable cash flows which are much easier to hedge – We continue to add residential loans with matched funding and they are now 15% of assets  Increased exposure to credit – Higher volatility created opportunity – Consolidated two additional jumbo prime securitizations in Q3 and expects to add at least two more in Q4 – Notable increase in senior classes of CMBS – Closed two CRE loan investments and expect to make additional CRE loan and/or joint venture investments in Q4 Past Performance is not a guarantee of future results

Agency 8 Highlights:  Reduced 30 year fixed and added hybrids  Asset sales focused on lower coupon 30 year MBS  Average 30 year fixed coupon is 4.30%  Average 15 year fixed coupon is 4.05%  Repurchase agreement debt-to-equity ratio decreased to 9.0x* *Repurchase agreement debt-to-equity ratio is a non-GAAP measure. See slide 12 for non-GAAP reconciliation. Past Performance is not a guarantee of future results

Residential Mortgage Credit 9 Developments:  Purchased additional Non-Agency RMBS, including recently issued securities collateralized by seasoned subprime and re-performing loans  Added exposure to $847M of recently originated jumbo prime loans, with two additional securitizations expected in the fourth quarter  Jumbo prime loan performance remains exceptional, with no loans 60 or more days delinquent  GSE Credit Risk Transfer investments increased by $104M, though prices declined during the quarter with new issuance coming at wider spreads Residential Loans Past Performance is not a guarantee of future results

Commercial Mortgage Credit Highlights:  CMBS fair value increased by $419M largely due to purchases of triple and double-A rated classes  Closed two CRE loan investments totaling $48M, including IVR’s first cross-border transaction  Commercial mortgage credit (1) now comprises 39% of equity  CRE loans, mezzanine certificates and JV interests total approximately $235.4M  Commercial real estate fundamentals remain favorable  Expect moderate and opportunistic growth in CRE (1) Includes CMBS, commercial real estate loans, mezzanine certificates and commercial real estate joint ventures (2) Includes commercial real estate loans, mezzanine certificates and commercial real estate joint ventures 10

Appendix — Non-GAAP Financial Information

Invesco

In addition to the results presented in accordance with U.S. GAAP, this presentation contains the non-GAAP financial measures of "core earnings" and repurchase agreement debt-to-equity. The Company's management uses these non-GAAP financial measures in its internal analysis of results and believes this information is useful to investors for the reasons explained below.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added to the non-GAAP measures if deemed appropriate.

The Company calculates core earnings as U.S. GAAP net income attributable to common shareholders adjusted for gain (loss) on sale of investments, net, realized gain on interest rate derivative instruments (excluding contractual net interest on interest rate swaps), unrealized loss on interest rate derivative instruments, amortization of deferred swap losses from de-designation and adjustments attributable to non-controlling interest.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses. The Company records changes in the valuation of its investment portfolio, and through December 31, 2013 certain interest rate swaps, in other comprehensive income. Effective December 31, 2013, the Company elected to discontinue hedge accounting for its interest rate swaps. As a result of its election, starting January 1, 2014, the change in market value of its interest rate swaps and the amortization of deferred swap losses remaining in other comprehensive income at December 31, 2013 are included in U.S. GAAP net income. In addition, the Company uses swaptions, invests in to-be-announced securities and U.S. Treasury futures that do not qualify under U.S. GAAP for inclusion in other comprehensive income, and, as such, the changes in valuation are recorded in the period in which they occur. For internal portfolio analysis, the Company's management deducts these gains and losses from U.S. GAAP net income to provide a consistent view of investment portfolio performance across reporting periods. As such, the Company believes that the disclosure of core earnings is useful and meaningful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

Reconciliation of U.S. GAAP net income attributable to common shareholders to core earnings

	Three Months Ended			Nine Months Ended	
$ in thousands, except per share data	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income (loss) attributable to common shareholders	30,672	(94,052)	(8,686)	(137,820)	214,152
Adjustments					
(Gain) Loss on sale of investments, net	47,952	20,766	69,323	80,436	56,919
Realized (gain) loss on derivative instruments (excluding contractual net interest on interest rate swaps of $50,446, $52,205, $0, $154,092 and $0, respectively)	1,016	15,037	(39,075)	34,877	(66,234)
Unrealized (gain) loss on interest rate derivative instruments	(47,758)	100,574	45,962	133,863	21,810
Loss on foreign currency transactions	1,479	-	-	-	-
Amortization of deferred swap losses from de-designation	21,227	21,532	-	64,055	-
Subtotal	23,916	157,909	76,210	314,710	12,495
Adjustment attributable to non-controlling interest	(274)	(1,807)	(795)	(3,592)	(132)
Core earnings	54,314	62,050	66,729	173,298	226,515
Basic earnings (loss) per common share	0.25	(0.76)	(0.06)	(1.12)	1.61
Core earnings per share attributable to common shareholders	0.44	0.50	0.49	1.41	1.70

11 Past Performance is not a guarantee of future results

IVR Invesco Mortgage Capital Inc.

Appendix — Non-GAAP Financial Information

Invesco

Reconciliation of Total Debt-to Equity to Repurchase Agreement Debt-to-Equity Ratio

Equity Allocation
As of September 30, 2014

$ in thousands	Agency	GSE CRT	Non-Agency	CMBS	CRE	Consolidated VIE [4]	Other	Elimination [5]	Total
Investments	9,928,017	610,326	3,658,398	3,456,610	144,707	3,103,434	42,281	(356,317)	20,587,456
Cash and cash equivalents (1)	50,950	6,676	33,632	37,686	-	-	-	-	128,944
Derivative instruments, at fair value (2)	72,872	-	469	-	1,080	-	-	-	74,421
Other assets	105,282	507	30,285	68,036	837	14,788	10,251	(1,744)	228,242
Total Assets	10,157,121	617,509	3,722,784	3,562,332	146,624	3,118,222	52,532	(358,061)	21,019,063
Repurchase agreements	8,693,555	463,828	2,830,368	1,584,138	-	-	-	-	13,571,889
Secured loan (3)	149,526	-	-	1,100,474	-	-	-	-	1,250,000
Asset-backed securities issued	-	-	-	-	-	3,102,257	-	(356,317)	2,745,940
Exchangeable Senior Note	-	-	-	-	-	-	400,000	-	400,000
Derivative liability, at fair value	222,559	-	-	-	-	-	-	-	222,559
Other liabilities	86,747	4,629	24,599	23,365	-	9,973	705	(1,744)	148,274
Total liabilities	9,152,387	468,457	2,854,967	2,707,977	-	3,112,230	400,705	(358,061)	18,338,662
Allocated Equity	1,004,734	149,052	867,817	854,355	146,624	5,992	(348,173)	-	2,680,401
Less equity associated with secured loans:									
Collateral pledged	(184,197)	-	-	(1,355,651)	-	-	-	-	(1,539,848)
Secured loans	149,526	-	-	1,100,474	-	-	-	-	1,250,000
Net Equity (excluding secured loans)	970,063	149,052	867,817	599,178	N/A	N/A	N/A	-	2,586,110
Total Debt-to-Equity	**8.8**	**3.1**	**3.3**	**3.1**	**-**	**N/A**	**N/A**	**N/A**	**6.7**
Repurchase Agreement Debt-to-Equity Ratio	**9.0**	**3.1**	**3.3**	**2.6**	**N/A**	**N/A**	**N/A**	**N/A**	**5.2**

(1) Cash and cash equivalents is allocated based on a percentage of equity for Agency, GSE CRT, Non-Agency and CMBS.
(2) Derivative instruments are allocated based on the hedging strategy for each asset class
(3) Secured loans are allocated based on amount of collateral pledged
(4) Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.
(5) Represents company's ownership of asset-backed securities and accrued interest eliminated upon consolidation

Equity Allocation


Consolidated VIE 0.2%
CRE 4.8%
Agency 33.2%
CMBS 28.2%
GSE CRT 4.9%
Non-Agency 28.7%

12 Past Performance is not a guarantee of future results
IVR Invesco Mortgage Capital Inc.